Exhibit 99.1

Auddia Announces New $3.5M Financing

Proceeds will advance the recently announced enhanced podcast initiatives and support faidr 3.1 UX improvements

New financing better positions the Company for its ongoing M&A strategy

Financing secured without providing warrant coverage

BOULDER, CO / March 18, 2024 / Auddia Inc. (NASDAQ:AUUD) (NASDAQ:AUUDW) ("Auddia" or the "Company"), developer of a proprietary AI platform for audio and innovative technologies for podcasts that is reinventing how consumers engage with audio, today announced that it has closed on $3.5M of new financing by selling 1.3M common shares from its previously announced equity line.

“We have a number of product enhancements to faidr that are in our pipeline in addition to the innovative Seamless Play and Forward+ capabilities we announced as part of our Enhanced Podcasts suite last week.”, said Theo Romeo, Chief Product Marketing Officer for Auddia. “This financing allows us to lock these products into our roadmap in an ongoing effort to improve the user experience and performance metrics.”

Management believes that by strengthening the balance sheet and improving the premium listening experience available on faidr, which includes commercial free AM/FM listening with the ability to skip content and the enhanced podcast listening experiences facilitated by Seamless Play and Forward+, that the Company is better positioned to execute on its M&A strategy.

“One of the key synergies that makes our M&A strategy so attractive is upselling premium subscriptions to consumers already listening to standard AM/FM streams and podcasts,” said Michael Lawless, Auddia CEO. “We expect that everything we do to enhance the premium experience on faidr will translate directly to increased subscriptions not only from our own user base but from the user bases we are able to acquire and those we are able to reach through our upcoming SAAS offerings.”

Following the equity line activity described above, the Company has 2,150,337 common shares outstanding as of March 15, 2024.

About Auddia Inc.

Auddia, through its proprietary AI platforms for audio is reinventing how consumers engage with AM/FM radio, podcasts, music, and other audio content. Auddia’s flagship audio superapp, called faidr, brings three industry firsts to the audio-streaming landscape: subscription-based, ad-free listening on any AM/FM radio station; podcasts with interactive digital feeds that support deeper stories and create new revenue streams for podcasters; and a proprietary chat interface for music. faidr also delivers exclusive content and playlists, and showcases exciting new artists, hand-picked by curators and DJs. All differentiated offerings address large and rapidly growing audiences.

For more information visit: www.auddia.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. These and other risks and uncertainties are discussed more fully in our filings with the Securities and Exchange Commission. Readers are encouraged to review the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as well as other disclosures contained in the Annual Report and subsequent filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Kirin Smith, President

PCG Advisory, Inc.

ksmith@pcgadvisory.com

www.pcgadvisory.com